Exhibit 10.1

Execution Version

Third Amendment to Second Amended and Restated Credit Agreement

dated as of February 24, 2017

among

Eclipse Resources Corporation,

as Borrower,

Bank of Montreal,

as Administrative Agent,

KeyBank National Association,

as Syndication Agent,

and

the Lenders Party Hereto

BMO Capital Markets Corp.

Lead Arranger and Sole Bookrunner

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of February 24, 2017, is among ECLIPSE RESOURCES CORPORATION, a Delaware corporation, the Lenders party hereto, and BANK OF MONTREAL, as Administrative Agent.

R E C I T A L S

A.

The Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of June 11, 2015, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of January 21, 2016 and that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of February 24, 2016  (as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.The Borrower has requested that the Administrative Agent and the Lenders amend, and the Administrative Agent and the Lenders have agreed to amend, the Credit Agreement as herein set forth.

C.

Now, therefore, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Defined Terms

Section 1.01.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Amendment.  Unless otherwise indicated, all annex, article and section references in this Amendment refer to annexes, articles or sections of the Credit Agreement, as applicable.

2Amendments to and Consent under the Credit Agreement.

a)Amendment to Section 1.02.  Section 1.02 is hereby amended by:

i.restating the defined term “Agreement” in its entirety to read as follows:

“Agreement” means this Second Amended and Restated Credit Agreement, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of January 21, 2016, as amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of February 24, 2016, as amended by that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of February 24, 2017, and as the same may be further amended, restated, supplemented, or modified from time to time.

ii.restating the Total Commitments Utilization Grid in the definition of “Applicable Margin” in its entirety to read as follows:

Total Commitments Utilization Grid
Total Commitments Utilization Percentage	< 25%	> 25% < 50%	> 50% < 75%	> 75% < 90%	> 90%
Eurodollar Loans	2.500%	2.750%	3.000%	3.250%	3.500%
ABR Loans	1.500%	1.750%	2.000%	2.250%	2.500%
Undrawn Facility Fee Rate	0.500%	0.500%	0.500%	0.500%	0.500%

iii.restating the defined term “Defaulting Lender” in its entirety to read as follows:

“Defaulting Lender” means, subject to Section 2.09(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.09(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, and each Lender (or if an earlier date, as of the date of such determination by the Administrative Agent), delivery of such written notice not to be unreasonably withheld or delayed by the Administrative Agent.

iv.restating the defined term “Maturity Date” in its entirety to read as follows:

“Maturity Date” means February 24, 2020.

v.adding the following defined terms where alphabetically appropriate:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Consolidated Total Funded Debt” means, with respect to the Borrower and the Consolidated Restricted Subsidiaries, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all reimbursement obligations of such Person in respect of drawn letters of credit, surety or other bonds and similar instruments; (c) all accounts payable of such Person and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services from time to time incurred (other than such accounts payable, expenses, liabilities or other obligations that are incurred in the ordinary course of business and which (i) are not greater than ninety (90) days delinquent or (ii) are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Consolidated Total Funded Debt (as defined in the other clauses of this definition, and not limited to the Consolidated Total Funded Debt of the Borrower and the Consolidated Restricted Subsidiaries) of others secured by (or for which the holder of such Consolidated Total Funded Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Consolidated Total Funded Debt is assumed by such Person (but, if such Consolidated Total Funded Debt has not been assumed by such Person, limited to the lesser of (i) the amount of such Consolidated Total Funded Debt and (ii) the fair market value of the Property of such Person securing such Consolidated Total Funded Debt); and (g) Disqualified Capital Stock.  The Consolidated Total Funded Debt of the Borrower and the Consolidated Restricted Subsidiaries shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Consolidated Total Funded Net Debt” means, as of any date of determination, the Consolidated Total Funded Debt minus the Consolidated Cash Balance at such date.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

b)Amendment to Section 2.06.  Section 2.06(c)(i) is hereby amended by inserting “or delayed” immediately following the words “unreasonably withheld” therein.

c)Amendment to Section 2.07.  Section 2.07(c)(iv) is hereby amended by inserting “or delayed” immediately following the words “unreasonably withheld” therein.

d)Amendment to Section 5.04.  Section 5.04(b) is hereby amended by inserting “or delayed” immediately following the words “unreasonably be withheld” therein.

e)Amendment to Section 8.14.  Section 8.14(a) is hereby restated in its entirety to read as follows:

(a)In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)) to ascertain whether the Mortgaged Properties represent at least (i) 90% of the total value of the Proved Reserves and (ii) 80% of the total value of the Proved Developed Producing Reserves, in each case, of the Borrower and its Restricted Subsidiaries, as evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production.  In the event that the Mortgaged Properties do not represent at least such percentage of the total value of Proved Reserves and Proved Developed Producing Reserves, respectively, as set forth in the foregoing sentence, then the Borrower shall, or shall cause one or more of its Restricted Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c), to the Administrative Agent as security for the Secured Obligations a first-priority Lien (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties of the Credit Parties which constitute Proved Reserves and/or Proved Developed Producing Reserves not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least (i) 90% of the total value of the Proved Reserves and (ii) 80% of the total value of the Proved Developed Producing Reserves, in each case, of the Borrower and its Restricted Subsidiaries in accordance with the first sentence of this Section 8.14(a). Notwithstanding anything to the contrary contained herein, the Borrower shall, or shall cause one or more of its Restricted Subsidiaries to, grant, within sixty (60) days of the Third Amendment Effective Date, to the Administrative Agent as security for the Secured Obligations a first-priority Lien (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties of the Credit Parties which constitute Proved Reserves not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least such percentage of the total value of Proved Reserves and Proved Developed Producing Reserves, respectively, as set forth in the first sentence of this Section 8.14(a).

f)Amendment to Section 9.01.  Section 9.01(a) is hereby restated in its entirety to read as follows:

(a)Ratio of Consolidated Total Funded Net Debt to EBITDAX.  The Borrower will not, as of the last day of any fiscal quarter, commencing with the quarter ending March 31, 2017, permit its ratio of Consolidated Total Funded Net Debt as of such day to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than 4.50 to 1.00; provided, that for the purposes of determining the ratio described above for the fiscal quarters of the Borrower ending March 31, 2017, June 30, 2017 and September 30, 2017, EBITDAX shall be deemed to equal (A) EBITDAX for the one-quarter period ending March 31, 2017 multiplied by 4, (B) EBITDAX for the two-quarter period ending June 30, 2017 multiplied by 2 and (C) EBITDAX for the three-quarter period ending September 30, 2017 multiplied by 4/3, respectively.

g)Amendment to Section 9.08.  Section 9.08 is hereby amended by adding the following sentence to the end thereof:

The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any Money Laundering Laws or (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person currently subject to any United States sanctions administered by OFAC.

h)Amendments to Section 12.04.

i.Section 12.04(b)(i) is hereby amended by inserting “or delayed” immediately following the words “unreasonably withheld” therein.

ii.Section 12.04(c) is hereby amended by replacing the words “solely for this purpose as an agent of the Borrower” therein with the words “solely for this purpose as a non-fiduciary agent of the Borrower”.

iii.Section 12.04(e) is hereby deleted in its entirety.

i)Amendments to Section 12.11.  Section 12.11 is hereby amended by adding the following sentence to the end thereof:

Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

j)Amendment to Section 12.13.  Section 12.13 is hereby amended by placing the existing text therein under subsection “(a)” and adding the following subsection “(b)” where alphabetically appropriate:

(b)

BORROWER HEREBY ACKNOWLEDGES THAT (I) THE EXTENSIONS OF CREDIT PROVIDED FOR HEREUNDER AND ANY RELATED ARRANGING OR OTHER SERVICES IN CONNECTION THEREWITH (INCLUDING IN CONNECTION WITH ANY AMENDMENT, WAIVER OR OTHER MODIFICATION HEREOF OR OF ANY OTHER LOAN DOCUMENT) ARE AN ARM’S-LENGTH COMMERCIAL TRANSACTION BETWEEN THE BORROWER AND THE OTHER CREDIT PARTIES, ON THE ONE HAND, AND THE ADMINISTRATIVE AGENT THE LENDERS AND ANY ISSUING BANK, ON THE OTHER HAND, AND THE BORROWER AND THE OTHER CREDIT PARTIES ARE CAPABLE OF EVALUATING AND UNDERSTANDING AND UNDERSTAND AND ACCEPT THE TERMS, RISKS AND CONDITIONS OF THE TRANSACTIONS CONTEMPLATED HEREBY AND BY THE OTHER LOAN DOCUMENTS

(INCLUDING ANY AMENDMENT, WAIVER OR OTHER MODIFICATION HEREOF OR THEREOF); (II) IN CONNECTION WITH THE PROCESS LEADING TO SUCH TRANSACTION, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE ISSUING BANKS IS AND HAS BEEN ACTING SOLELY AS A PRINCIPAL AND IS NOT THE FINANCIAL ADVISOR, AGENT OR FIDUCIARY FOR ANY OF THE BORROWER, ANY OTHER CREDIT PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES, EQUITY HOLDERS, CREDITORS OR EMPLOYEES OR ANY OTHER PERSON; (III) NEITHER THE ADMINISTRATIVE AGENT, ANY OTHER AGENT, ANY ARRANGER, ANY LENDER NOR ANY ISSUING BANK HAS ASSUMED OR WILL ASSUME AN ADVISORY, AGENCY OR FIDUCIARY RESPONSIBILITY IN FAVOR OF THE BORROWER OR ANY OTHER CREDIT PARTY WITH RESPECT TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THE PROCESS LEADING THERETO, INCLUDING WITH RESPECT TO ANY AMENDMENT, WAIVER OR OTHER MODIFICATION HEREOF OR OF ANY OTHER LOAN DOCUMENT (IRRESPECTIVE OF WHETHER THE ADMINISTRATIVE AGENT, ANY OTHER AGENT, ANY ARRANGER, ANY LENDER OR ANY ISSUING BANK HAS ADVISED OR IS CURRENTLY ADVISING ANY OF THE BORROWER, THE OTHER CREDIT PARTIES OR THEIR RESPECTIVE AFFILIATES ON OTHER MATTERS) AND NONE OF THE ADMINISTRATIVE AGENT, ANY OTHER AGENT, ANY ARRANGER, ANY LENDER OR ANY ISSUING BANK HAS ANY OBLIGATION TO ANY OF THE BORROWER, THE OTHER CREDIT PARTIES OR THEIR RESPECTIVE AFFILIATES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, EXCEPT THOSE OBLIGATIONS EXPRESSLY SET FORTH HEREIN AND IN THE OTHER LOAN DOCUMENTS; (IV) THE BORROWER, THE OTHER CREDIT PARTIES AND THEIR RESPECTIVE AFFILIATES WILL NOT ASSERT ANY CLAIM BASED ON ALLEGED BREACH OF FIDUCIARY DUTY; (V) THE ADMINISTRATIVE AGENT AND ITS AFFILIATES, EACH LENDER AND ITS AFFILIATES AND EACH ISSUING BANK AND ITS AFFILIATES MAY BE ENGAGED IN A BROAD RANGE OF TRANSACTIONS THAT INVOLVE INTERESTS THAT DIFFER FROM THOSE OF THE BORROWER, THE OTHER CREDIT PARTIES AND THEIR RESPECTIVE AFFILIATES, AND NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK HAS ANY OBLIGATION TO DISCLOSE ANY OF SUCH INTERESTS BY VIRTUE OF ANY ADVISORY, AGENCY OR FIDUCIARY RELATIONSHIP; AND (VI) NEITHER THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK HAS PROVIDED AND NONE WILL PROVIDE ANY LEGAL, ACCOUNTING, REGULATORY OR TAX ADVICE WITH RESPECT TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY AMENDMENT, WAIVER OR OTHER MODIFICATION HEREOF OR OF ANY OTHER LOAN DOCUMENT) AND THE BORROWER HAS CONSULTED ITS OWN LEGAL, ACCOUNTING, REGULATORY AND TAX ADVISORS TO THE EXTENT IT HAS DEEMED APPROPRIATE.  THE BORROWER HEREBY WAIVES AND RELEASES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIMS THAT IT MAY HAVE AGAINST THE ADMINISTRATIVE AGENT WITH RESPECT TO ANY BREACH OR ALLEGED BREACH OF AGENCY OR FIDUCIARY DUTY.

k)Amendment to Article XII.  Article XII is hereby amended by adding the following Section 12.18 where numerically appropriate:

Section 12.18Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

l)Amendment to Annex I.  Annex I is hereby amended and restated in its entirety to read as set forth on Annex I attached hereto.

m)Joinder of New Lender; Exiting Lender; Reallocation of Commitments.  Each of the Borrower, the Administrative Agent and the Lenders agree as hereinafter set forth to reallocate the Commitments, Elected Commitments, Aggregate Maximum Credit Amount, Applicable Percentages and Revolving Credit Exposures and to, among other things, allow Capital One, National Association to become party to the Credit Agreement as a Lender (the “New Lender”) by acquiring an interest in the Commitments, Elected Commitments, Aggregate Maximum Credit Amount, Applicable Percentages and Revolving Credit Exposures.  Further, Wells Fargo Bank, N.A. (the “Exiting Lender”) has decided to exit the lending syndicate pursuant to the terms and conditions of this Amendment.  The assignments by each of the existing Lenders and the Exiting Lender necessary to effect the reallocation of the Commitments, Elected Commitments, Aggregate Maximum Credit Amount, Applicable Percentages and Revolving Credit Exposures and the assumptions by the New Lender necessary for the New Lender to acquire such interests are hereby consummated pursuant to the terms and provisions of this Amendment and Section 12.04(b), and the Borrower, the Administrative Agent and each Lender, including the New Lender and the Exiting Lender, hereby consummate such assignment and assumption pursuant to the terms, provisions and representations of the Assignment and Assumption attached as Exhibit G to the Credit Agreement as if each of them had executed and delivered an Assignment and Assumption (with the Effective Date, as defined therein, being the Third Amendment Effective Date (as defined below)); provided that the Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 12.04(b)(ii)(C) with respect to such assignments and assumptions.  On the Third Amendment Effective Date and after giving effect to such assignments and assumptions, the Applicable Percentage, Maximum Credit Amount and Elected Commitment of each Lender shall be as set forth on Annex I hereto.  Each Lender hereby consents and agrees to the Applicable Percentages, Maximum Credit Amounts and Elected Commitments as set forth on Annex I hereto.  With respect to the foregoing assignments and assumptions, in the event of any conflict between this Amendment and Section 12.04(b), this Amendment shall control.

n)Redetermination of the Borrowing Base.  Pursuant to Section 2.07, the Administrative Agent and the Borrowing Base Increase Requisite Lenders have determined that the Borrowing Base shall be increased to $175,000,000, which redetermination is made after giving pro forma effect to this Third Amendment and is effective as of the Third Amendment Effective Date, (the “Redetermination Effective Date”).  From and after the Redetermination Effective Date, such amount shall remain the Borrowing Base until otherwise redetermined or adjusted in accordance with the Credit Agreement.  This the New Borrowing Base Notice.  The redetermination of the Borrowing Base set forth herein constitutes the April 1, 2017 Scheduled Redetermination.

Conditions Precedent

.  This Amendment shall become effective on the date (such date, the “Third Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

a)The Administrative Agent shall have received from each Lender, the Administrative Agent, the Borrower and each Guarantor, counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Amendment signed on behalf of such Person.

b)The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.

c)The Borrower shall have paid (i) to the Administrative Agent, for the ratable account of each Lender, (A) a fee in an amount equal to 0.45% multiplied by such Lender’s Applicable Percentage of the Borrowing Base in effect on the Third Amendment Effective Date, which fee shall be fully earned and due and payable on the Third Amendment Effective Date and (B) all other fees and amounts agreed in writing and due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement and (ii) to Simpson Thacher & Bartlett LLP, all fees and amounts required to be paid by the Borrower under the Credit Agreement, and due and payable on or prior to the Third Amendment Effective Date to the extent invoiced not later than one Business Day prior to the Third Amendment Effective Date.

d)No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.

Miscellaneous

.

a)Confirmation. The provisions of the Credit Agreement, as amended by this Amendment, remain in full force and effect following the effectiveness of this Amendment.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

b)Ratification and Affirmation; Representations and Warranties.  Each of the Borrower and each Guarantor hereby:

i.acknowledges the terms of this Amendment,

ii.ratifies and affirms their respective obligations, and acknowledges their respective continued liability, under each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby, and

iii.represents and warrants to the Lenders that as of the date hereof, immediately after giving effect to the terms of this Amendment, all of the Borrower’s and such Guarantor’s, as applicable, respective representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except that (i) to the extent any such representations and warranties are expressly limited to an earlier date, as of the date hereof, after giving effect to the terms of this Amendment, such representation and warranty continues to be true and correct in all material respects as of such specified earlier date and (ii) to the extent that any such representation and warranty is qualified by materiality, such representation and warranty (as so qualified) is true and correct in all respects.

c)Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart hereof.

d)NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

e)GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

f)Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out‑of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of one counsel to the Administrative Agent.

g)Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

h)Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties to the Credit Agreement and their respective successors and permitted assigns.

i)Loan Document. This Amendment is a Loan Document.

j)Exiting Lender.  The Exiting Lender hereby acknowledges and agrees to Section 2(m) of this Amendment.  Each of the parties hereto agrees and confirms that after giving effect to Section 2(m) of this Amendment, the Exiting Lender’s Commitments, Elected Commitments, Aggregate Maximum Credit Amount, Applicable Percentages and Revolving Credit Exposures shall be $0 or 0% as applicable, its Commitment to lend and all of its obligations under the Credit Agreement shall be terminated and the Exiting Lender shall cease to be a Lender for all purposes under the Loan Documents but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:ECLIPSE RESOURCES CORPORATION

By:/s/ Matthew DeNezza

Name:Matthew DeNezza

Title:Executive Vice President

and Chief Financial Officer

GUARANTORS:ECLIPSE RESOURCES I, LP
ECLIPSE GP, LLC
ECLIPSE RESOURCES – OHIO, LLC
ECLIPSE RESOURCES OPERATING, LLC
BUCKEYE MINERALS & ROYALTIES, LLC
ECLIPSE RESOURCES MIDSTREAM, LP
ECLIPSE RESOURCES MARKETING, LP

By:/s/ Matthew DeNezza

Name:Matthew DeNezza

Title:Executive Vice President

and Chief Financial Officer

BANK OF MONTREAL, as Administrative Agent and an Issuing Bank By:/s/ Kevin Utsey Name:Kevin Utsey Title:Director

BMO HARRIS FINANCING, INC., as a Lender By:/s/ Kevin Utsey Name:Kevin Utsey Title:Director

KEYBANK NATIONAL ASSOCIATION, as Syndication Agent and as a Lender
By:/s/ George E. McKean Name:George E. McKean Title:Senior Vice President

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender
By:/s/ Kristin N. Oswald Name:Kristin N. Oswald Title:Vice President

DEUTSCHE BANK AG NY BRANCH, as a Lender
By:/s/ Dusan Lazarov Name:Dusan Lazarov Title:Director By:/s/ Peter Cucchiara Name:Peter Cucchiara Title:Vice President

GOLDMAN SACHS BANK USA, as a Lender
By:/s/ Josh Rosenthal Name:Josh Rosenthal Title:Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender
By:/s/ Michael King Name:Michael King Title:Vice President

CITIBANK, N.A., as a Lender
By:/s/ Phil Ballard Name:Phil Ballard Title:Vice President

ROYAL BANK OF CANADA, as a Lender
By:/s/ Kristan Spivey Name:Kristan Spivey Title:Authorized Signatory

The undersigned has caused this Amendment to be duly executed as of the date and year first above written for the sole purpose of Section 4(j) above.

WELLS FARGO BANK, N.A., as an Exiting Lender
By:/s/ Kevin Davidson Name:Kevin Davidson Title:Vice President

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount	Elected Commitment
BMO Harris Financing, Inc.	15.428571428%	$77,142,857.14	$27,000,000.00
KeyBank National Association	14.857142857%	$74,285,714.29	$26,000,000.00
Capital One, National Association	14.857142857%	$74,285,714.29	$26,000,000.00
Deutsche Bank AG New York Branch	12.571428572%	$62,857,142.86	$22,000,000.00
Goldman Sachs Bank USA	12.571428572%	$62,857,142.86	$22,000,000.00
Morgan Stanley Bank, N.A.	12.571428572%	$62,857,142.86	$22,000,000.00
Citibank, N.A.	8.571428571%	$42,857,142.86	$15,000,000.00
Royal Bank of Canada	8.571428571%	$42,857,142.86	$15,000,000.00
TOTAL	100.000000000%	$500,000,000.00	$175,000,000.00